Visteon Confidential Deutsche Bank Automotive Conference June 16, 2021

1 Forward-Looking Information • This presentation contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The words "will," "may," "designed to," "outlook," "believes," "should," "anticipates," "plans," "expects," "intends," "estimates," "forecasts" and similar expressions identify certain of these forward-looking statements. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various factors, risks and uncertainties that could cause our actual results to differ materially from those expressed in these forward-looking statements, including, but not limited to: • continued and future impacts of the coronavirus (COVID-19) pandemic on our financial condition and business operations including global supply chain disruptions, market downturns, reduced consumer demand, and new government actions or restrictions; • significant or prolonged shortage of critical components from our suppliers, including but not limited to semiconductors, and particularly those who are our sole or primary sources; • conditions within the automotive industry, including (i) the automotive vehicle production volumes and schedules of our customers, (ii) the financial condition of our customers and the effects of any restructuring or reorganization plans that may be undertaken by our customers, including work stoppages at our customers, and (iii) possible disruptions in the supply of commodities to us or our customers due to financial distress, work stoppages, natural disasters or civil unrest; • our ability to execute on our transformational plans and cost-reduction initiatives in the amounts and on the timing contemplated; • our ability to satisfy future capital and liquidity requirements; including our ability to access the credit and capital markets at the times and in the amounts needed and on terms acceptable to us; our ability to comply with financial and other covenants in our credit agreements; and the continuation of acceptable supplier payment terms; • our ability to access funds generated by foreign subsidiaries and joint ventures on a timely and cost effective basis; • general economic conditions, including changes in interest rates and fuel prices; the timing and expenses related to internal restructurings, employee reductions, acquisitions or dispositions and the effect of pension and other post-employment benefit obligations; • increases in raw material and energy costs and our ability to offset or recover these costs, increases in our warranty, product liability and recall costs or the outcome of legal or regulatory proceedings to which we are or may become a party; • changes in laws, regulations, policies or other activities of governments, agencies and similar organizations, domestic and foreign, that may tax or otherwise increase the cost of, or otherwise affect, the manufacture, licensing, distribution, sale, ownership or use of our products or assets; and • those factors identified in our filings with the SEC (including our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 as updated by our subsequent filings with the Securities and Exchange Commission). • Caution should be taken not to place undue reliance on our forward-looking statements, which represent our view only as of the date of this presentation, and which we assume no obligation to update. The financial results presented herein are unaudited and presented as part of the company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2021.New business wins, re-wins and backlog do not represent firm orders or firm commitments from customers, but are based on various assumptions, including the timing and duration of product launches, vehicle production levels, customer cancellations, installation rates, customer price reductions and currency exchange rates

Industry-Leading Products for Digitalization & Electrification 2 Instrument Clusters ADAS Connectivity Broad product portfolio to help OEMs address key trends Infotainment Customer DiversityRobust Product Portfolio Cockpit Computers Battery Management Displays

95 77 2017 2018 2019 2020 LTM Q1 2021 $1.3B $1.4B 2017 2018 2019 2020 LTM Q1 2021 All-Digital Clusters Performance 3 Robust Product OfferingIndustry Production Volumes vs. Visteon Cluster Sales 12% 48% Visteon Cluster Sales GrowthIndustry Production Decline (19%) (Units in millions) 56% CAGR All Other Digital Digitalization of cockpit drives Visteon cluster sales outperformance

SmartCore™ Cockpit Domain Controller Technology

Visteon

Bringing the smartphone experience to the cockpit

Automotive Technologies



- ✓ AutoSAR operating system for vehicle interface
- ✓ Support broad set of OEM vehicle networks including CAN, LIN, Ethernet
- ✓ ISO 26262 based functional safety
- ✓ QNX OS for highly reliable ASIL-B cluster applications



smartcore™

Visteon

Digital Cluster Apps | Infotainment Apps

SmartCore™ Software Frameworks & Middleware

AutoSAR | QNX & Android Operating System

Vehicle MCU

Key Highlights

- Three Operating Systems
- 10 Million Lines of VC Code
- Latest Mobile Silicon Tech

Smartphone Technologies



- ✓ Latest generation smartphone silicon tech
- ✓ Android OS for connected services & apps
- ✓ Over-the-air software updates
- ✓ Alexa voice assistant
- ✓ Bluetooth, WiFi, and USB interfaces
- ✓ Rich set of GPS nav, media and other apps
- ✓ Integrated app store for third party apps

4

Product Launch Schedule SmartCore™ Business Outlook 5 Industry leader in emerging cockpit domain controller technology 2018 2019 2020 2021 2022 2023 10 Total SmartCore™ OEM Customers to Date $3.1B SmartCore™ wins FY 2019 – Q1 2021 $400M+ SmartCore™ Revenue Growth 2020A – 2023P Key Highlights Significant Growth in SmartCore™ Sales 2020 2021 2022 2023 ~15% ~50% CAGR of Total Sales <5% of Total Sales

Investment Thesis Visteon is a compelling long-term investment opportunity Innovative Product Portfolio Digital Cockpit Electronics Leader Strong Balance Sheet(1) Competitive Cost Structure 6  Leading analog-to-digital transition in automotive cockpits  Industry leader in cockpit domain controllers  Industry-first wireless battery management system  Digital cockpit leader for cars, trucks and two-wheelers  Supporting industry shift to electric vehicles  Nimble and adaptable to changing environment  $486M in cash to provide flexibility and support future growth  No material debt maturities until 2024  (0.6x) net debt / trailing 12-month adjusted EBITDA  Leveraging industry-leading engineering footprint  Optimizing spend through platform-based approach  Commercial and operational discipline (1) Financials as of March 31, 2021